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Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Coherent, Inc. on Form S-3 of our report dated October 29, 2001, appearing in the Annual Report on Form 10-K of Coherent, Inc. for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
March 19, 2002

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  Exhibit 23.1
CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS